Exhibit 23.2


          Consent of Independent Registered Public Accounting Firm

The Board of Directors
Ramtron International Corporation:

We consent to the use of our report dated February 12, 2007, with respect to the consolidated balance sheet of Ramtron International Corporation as of December 31, 2006, and the related consolidated statements of operations and comprehensive income, stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 2006, and the related financial statement schedule, which report appears in the December 31, 2007 annual report on Form 10-K of Ramtron International Corporation, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the registration statement.

Our report on the consolidated financial statements referred to above refers to Ramtron International Corporation's adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, effective January 1, 2006.


/s/ KPMG LLP
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KPMG LLP
Denver, Colorado
June 2, 2008
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